UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 31, 2015

NATIONSTAR MORTGAGE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Blvd.
Coppell, Texas 75019
(Address of principal executive offices)
(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, the Board of Directors of Nationstar Mortgage Holdings Inc. (the “Company”) adopted an Executive Management Incentive Plan (the “EMIP”) to provide senior officers of the Company with annual incentive bonus opportunities that are tied to both the achievement of performance goals of the Company and of the individual EMIP participants. The EMIP is entered into pursuant to the provisions of the Nationstar Mortgage Holdings Inc. Amended and Restated 2012 Incentive Compensation Plan (the “Plan”). Each of the Company’s named executive officers are eligible to participate in the EMIP. The Company intends for payments under the EMIP to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The effective date of the EMIP is January 1, 2015. Capitalized terms used but not defined herein shall have the meaning given to them in the EMIP.
Administration and Amendment. The EMIP shall be administered by the Compensation Committee of the Board (the “Committee”) pursuant to its authority under the Plan; provided that the Committee may authorize the chief executive officer of the Company to grant awards to persons who are not “executive officers” of the Company. The Committee shall have the right to amend, modify, suspend or terminate the EMIP at any time.
Determination and Payment of Annual Bonus Awards. Each year the Committee shall establish the Target Awards, the payment of which shall be conditioned on the achievement of Performance Targets for a Performance Period. With respect to each Bonus, the Committee shall establish in writing the Performance Measures, Performance Schedule and Performance Target for the Performance Period and shall prescribe a formula for determining the percentage of the Target Award which may be payable upon the level of attainment of the Performance Target for the Performance Period. The Performance Measures may relate to the performance of the Company, a Subsidiary, any subsection or division of the Company’s business or any combination thereof or individual Performance Measures or goals, which the Committee, in its sole discretion deems appropriate. The Performance Target shall be based on the Performance Measures, each of which may carry a different weight, and which may differ from EMIP participant to EMIP participant. The Performance Measures established by the Committee may be (but need not be) different for each Performance Period and/or each Bonus and different Performance Measures and Performance Schedules may be applicable to different EMIP participants and Bonuses. The Committee shall, promptly after the date on which the necessary financial and other information for the Performance Period becomes available, certify in writing the extent to which the Performance Targets have been achieved.
Bonus Payments. A Bonus, if any, shall be paid to an EMIP participant, as soon as practicable after the Company’s financial results for the Performance Period have been determined. A portion of the Bonus may be paid in restricted stock units of the Company granted pursuant to the Plan, subject to vesting and other terms and conditions.
The foregoing description of the EMIP is not complete and is subject to and qualified in its entirety by reference to the EMIP, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Nationstar Mortgage Holdings Inc. Executive Management Incentive Plan dated as of March 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: April 2, 2015	By:	/s/ Robert D. Stiles
Robert D. Stiles Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Nationstar Mortgage Holdings Inc. Executive Management Incentive Plan dated as of March 31, 2015.